UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 2, 2019

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Note Regarding Currency and Exchange Rates

Unless otherwise indicated, all references to “$” are to United States dollars.

The exchange rate for conversion of Belize dollars (BZE$) into United States dollars, as determined by the Central Bank of Belize, has been fixed since 1976 at $0.50 per BZE$1.00.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, during the quarter ended September 30, 2018, Consolidated Water Co. Ltd. (the “Company”) signed a non-binding Memorandum of Understanding (“MOU”) with Belize Water Services Ltd. (“BWSL”) with respect to the potential sale of Consolidated Water (Belize) Limited (“CW-Belize”) to BWSL (the “Transaction”). CW-Belize is the exclusive provider of water in Ambergris Caye, Belize to BWSL, which distributes the water through its own pipeline system to residential, commercial and tourist properties.

On January 2, 2019, the Company received from BWSL the executed Share Sale and Purchase Agreement dated December 31, 2018 (the “Agreement”) relating to the Transaction. Pursuant to the Agreement, BWSL will pay the Company a purchase price of $7.0 million. The purchase price will be adjusted by (a) the amount of all unpaid invoices payable by BWSL to CW-Belize for water sold to BWSL through December 31, 2018, (b) the amount by which the cash held by CW-Belize as of the closing of the Transaction exceeds or is less than $1.7 million (or its Belizean currency equivalent) and (c) the amount by which the value of CW-Belize’s consumables inventory at December 31, 2018 exceeds or is less than $450,000. Further, prior to the closing of the Transaction, CW-Belize will forgive approximately $1.8 million of intercompany debt owed to CW-Belize by the Company and/or its subsidiaries (other than CW-Belize).

As additional incentive for the Company to undertake the Transaction, BWSL promised in the MOU to facilitate both the conversion from Belize dollars to United States dollars and the subsequent repatriation of cash the Company has on deposit in Belize. Further, the Company’s obligations under the Agreement are conditioned upon the Company receiving the necessary permission to be able to repatriate sufficient cash from CW-Belize to reduce the cash balance of CW-Belize to the equivalent of $1.7 million prior to the closing of the Transaction. Transfers of funds held by CW-Belize to the Company, which are accomplished by means of conversion of Belize dollars into United States dollars, require the approval of the Central Bank of Belize and are dependent on the amount of United States dollars available to Belize banks to execute such transfers. Weakness in the Belize economy and other factors have reduced the amount of United States dollars that Belize banks have available for transfer, which limited in the past the amount of funds the Company was able to receive from CW-Belize. The Company’s repatriations of funds from CW-Belize amounted to $458,000 and $400,000 for the years ended December 31, 2017 and 2016, respectively, which is significantly less than the net income and net cash flows CW-Belize generated for those years. With BWSL’s assistance, the Company was able to repatriate approximately $2.75 million in cash from Belize to its bank accounts in the Cayman Islands during the three months ended September 30, 2018 and an additional $1.0 million from September 30, 2018 to the date of this report. The Company anticipates repatriating approximately an additional $1.05 million from Belize between the date of this report and the closing of the Transaction.

Under the Agreement, the closing of the Transaction is to take place on or before January 16, 2019. The Agreement contains customary representations, warranties and agreements by the Company and CW-Belize and customary conditions to closing the Transaction.

The Company’s sales and net income from CW-Belize were approximately $2.4 million and $870,000, respectively, for the nine months ended September 30, 2018 and approximately $2.9 million and $1.0 million, respectively, for the year ended December 31, 2017.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement that is filed herewith as Exhibit 10.1. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Note about forward-looking statements. Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, changes in the Company’s relationship with BWSL, the outcome of any attempt to have the Central Bank of Belize approve the conversion to United States dollars and repatriation of cash held in Belize, the satisfaction of the conditions to the closing of the Transaction, the Company’s ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

10.1	Share Sale and Purchase Agreement dated December 31, 2018 between Consolidated Water Co. Ltd. and Belize Water Services Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: January 8, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Sale and Purchase Agreement dated December 31, 2018 between Consolidated Water Co. Ltd. and Belize Water Services Ltd.